Exhibit (a)(5)(S)

news release

OMNICARE ANNOUNCES EXPIRATION OF ITS TENDER OFFER
TO ACQUIRE PHARMERICA

COVINGTON, Ky., February 21, 2012 — Omnicare, Inc. (NYSE:OCR) today announced that it has allowed its tender offer to acquire all of the outstanding shares of PharMerica Corporation (NYSE: PMC) common stock for $15.00 per share in cash to expire at 5:00 p.m., New York City time on February 17, 2012.  At the expiration of the offer, certain conditions to the offer had not been satisfied and Omnicare had not waived those conditions.  No shares of common stock of PharMerica were purchased by Omnicare pursuant to the offer, and all tendered shares will be returned promptly. Omnicare issued the following statement:

“While we continue to strongly disagree with the FTC’s decision to seek to block the proposed transaction, we do not believe it is prudent to invest significant time and money in a lawsuit at this time.  Throughout this process we made a good faith effort to reach a resolution with the FTC and put forth a number of reasonable solutions.  After careful consideration, including the rejection of our offers to resolve the alleged concerns through a consent agreement that encompassed divestitures, and a review of Omnicare’s many other compelling growth opportunities, we have concluded that it is in the best interests of Omnicare shareholders, customers and employees to allow the tender offer to expire.

“Omnicare’s business is performing extremely well and is poised for solid growth in 2012 and beyond.  There are many factors driving our success, including, among others, our focus on creating efficiencies as we continue our transition to an operationally driven company; ability to share in the benefit with our customers from the introduction of generic drugs; and strategies that are designed to drive growth in our long-term care business as well as in our fast-growing Specialty Care Group.  We thank the many Omnicare and PharMerica shareholders who supported our proposal as well as our employees who remained focused on executing on our business objectives throughout this process.

“We look forward to providing additional details on our strategies when we release our fourth-quarter and full-year 2011 results on February 23, 2012.”

About Omnicare

Omnicare, Inc., a Fortune 400 company based in Covington, Kentucky, provides comprehensive pharmaceutical services to patients and providers across North America.  As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry’s most innovative technological capabilities to the benefit of its long-term care customers.  Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group.  For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this communication contains certain statements that constitute “forward-looking statements.”  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this communication (including, but not limited to, statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  These risks and uncertainties include, but are not limited to, the performance of Omnicare’s institutional pharmacy business, business conditions in the institutional pharmacy industry generally, the inability to expand geographically as anticipated, the inability to leverage services and capabilities among Omnicare’s network of institutional pharmacies as anticipated, the effectiveness of Omnicare’s strategy in the institutional pharmacy business and the risks and uncertainties described in Omnicare’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, Omnicare’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, Omnicare does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contacts:

Omnicare

Patrick C. Lee

(859) 392-3444

patrick.lee@omnicare.com

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jamie Moser

(212) 355-4449

abrimmer@joelefrank.com

jmoser@joelefrank.com